                                                                   EXHIBIT 10.52

                           RENTAL SERVICE CORPORATION
                     6929 EAST GREENWAY PARKWAY, SUITE 200
                           SCOTTSDALE, ARIZONA  85254



                                    , 1998


Mr. ______________________
Rental Service Corporation
6929 East Greenway Parkway, Suite 200
Scottsdale, Arizona  85254

Dear ________________:

     Rental Service Corporation (the "Company" or "RSC") considers it essential
                                      -------      ---
to the best interests of its shareholders to foster the continuous employment of key management personnel. In connection with this, the Company's Board of Directors (the "Board") recognizes that, as is the case with many publicly held
                -----
corporations, the possibility of a change in control of the Company may exist and that such possibility, and the uncertainty and questions that it cause, could result in the departure or distraction of management personnel to the detriment of the Company and its shareholders.

     The Board has decided to reinforce and encourage the continued attention and dedication of members of the Company's management, including you, to their assigned duties without distraction arising from the possibility of a change in control of the Company.

     In order to induce you to remain in its employ, the Company hereby agrees that, after this letter agreement (this "Agreement") has been fully executed,
                                         ---------
you shall receive the severance and other benefits set forth in this Agreement in the event your employment with the Company is terminated under the circumstances described below subsequent to a Change in Control (as defined in Section 2). Upon the full execution of this Agreement, any prior severance agreement between you and the Company shall terminate and be of no further effect.

1.   Term of Agreement. This Agreement shall commence on the date hereof and
     -----------------
shall continue in effect through June 21, 2001; provided, however, the term of this Agreement shall automatically be extended for one additional year unless, not later than one year prior to the expiration of such term, the Company shall have given notice that it does not wish to extend this Agreement; provided further, however, that if a Change in Control, occurs during the original or extended term of this Agreement, the term of this Agreement shall continue in effect for a period of not less than twenty-four (24) months beyond the month in which such Change in Control occurred.
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_________ ____,1998
Page 2

2.  Change in Control. No benefits shall be payable hereunder unless there has
    -----------------
been a Change in Control. For purposes of this Agreement, a "Change in Control"
                                                             -----------------
shall be deemed to occur if:


          (i)   any "person", as such term is used in Sections 13(d) and
                     ------
14(d)(2) of the Securities Exchange Act of 1934, as amended (the "1934 Act")
                                                                  --------
(other than any employee benefit plan maintained by the Company) is or becomes the "beneficial owner", as such term is used in Rule 13d-3 promulgated under the
     ----------------
1934 Act, directly or indirectly, of securities representing fifty percent (50%) or more of the common stock of the Company; or

          (ii) all or substantially all of the business of the Company is disposed of pursuant to a merger, consolidation or other transaction in which
(a) the Company is not the surviving entity, or (b) the stockholders of the Company prior to the transaction do not continue to own at least sixty percent (60%) of the surviving entity; or

          (iii) the Company is materially or completely liquidated; or

          (iv) individuals who, as of the date hereof, constitute the Board of Directors of the Company (the "Incumbent Board") cease for any reason to
                               ---------------
constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an election contest with respect to the election or removal of directors or other actual or overly and publicly threatened solicitation of proxies or consents by or on behalf of a person or entity other than the Board of Directors.

3.   Termination Following Change in Control.
     ---------------------------------------

          (i)   General.  If any of the events described in Section 2
                -------
constituting a Change in Control shall have occurred, you shall be entitled to the benefits provided in Section 4(i) upon the subsequent termination of your employment within twenty-four (24) months following the occurrence of such Change in Control during the term of this Agreement, unless such termination is
(a) because of your death, Disability (as defined in Section 3(ii)), (b) by the Company for Cause, or (c) by you other than for Good Reason or in a Voluntary Termination. In the event your employment with the Company is terminated for any reason and subsequently a Change in Control occurs, you shall not be entitled to any benefits hereunder.

          (ii)  Disability.  If, as a result of your incapacity due to physical
                ----------
or mental illness, you shall have been absent from the full-time performance of your duties with the Company for six
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Page 3

(6) consecutive months, and within thirty (30) days after written notice of termination is given you shall not have returned to the full-time performance of your duties, your employment may be terminated for "Disability."
                                                    ----------

          (iii) For purposes of this Agreement, "Termination Without Cause"
                                                 -------------------------
shall mean any termination by RSC or any successor of your employment for any reason other than: (1) your conviction of a crime substantially detrimental to RSC's business or relating to moral turpitude; (2) your intentional or willful damage of RSC's business, properties or labor relations; (3) your willful and continued negligence in the performance of his duties as set forth in this Agreement and the bylaws of RSC including failure to substantially perform the duties of his office after receiving written notice thereof from RSC; (4) your material breach of this Agreement or (v) death or Disability. "Termination for
                                                               ---------------
Cause" shall mean termination due to any of the events in clauses (1), (2), (3)
-----
or (4).

          (iv)  Good Reason. You shall be entitled to terminate your employment
                -----------
for Good Reason. For purposes of this Agreement, "Good Reason" shall mean:
                                                  -----------

                (a) you are assigned major duties or responsibilities that are inconsistent, in any material respect, with the scope of duties and responsibilities associated with the your position immediately prior to the Change in Control;

                (b) any reduction in your annual base salary or annual incentive compensation opportunities;

                (c) any material reduction (in the aggregate) in your employee benefits; or

                (d) the Company requires you to be based at any location more than thirty (30) miles from your principal work location immediately prior to the Change of Control.

Your right to terminate your employment pursuant to this Section 3(iv) shall not be affected by your incapacity due to physical or mental illness. Your continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.

          (v)   Voluntary Termination.  Nothing in this Agreement limits your
                ---------------------
right to terminate your employment voluntarily for any reason or no reason at any time (a "Voluntary Termination").
             ---------------------
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___________________
_________ ____,1998
Page 4

4.   Compensation Upon Termination.
     -----------------------------

          (i) Following a Change in Control, you shall be entitled to the benefits described below upon termination of your employment provided that such termination occurs during the term of this Agreement and within twenty-four (24) months after a Change in Control. The benefits to which you are entitled if (1) you are terminated by the Company without Cause, or (2) you voluntarily terminate your employment with the Company for Good Reason shall, in lieu of any other severance obligation be that:

                (a) The Company shall pay you your full base salary, when due, through the Date of Termination at the rate in effect at the Date of Termination, plus all other amounts to which you are entitled through the Date of Termination under any compensation plan of the Company at the time such payments are due;

                (b) The Company will pay you an amount equal to twenty-four (24) months of your base salary as in effect at the Date of Termination or immediately prior to the Change in Control, if greater; such payments to be made at the company's discretion either in a lump sum or on any other regular schedule of installments not less frequently than monthly beginning the month after the Change in Control

                (c) The Company will pay to you in a lump sum upon termination an amount equal to the maximum bonus to which you would have been entitled (pursuant to a written bonus plan or bonus agreement in effect immediately prior to the Change of Control) absent the termination of your employment for (a) the year in which the applicable termination of your employment occurs and (b) the two years immediately following such termination of your employment, in each case as if you were still an employee of the Company during such period and in each case as if all performance goals or other criteria had been fully met to the maximum extent.;

                (d) For the shorter of (i) a period of eighteen (18) months after such termination or (ii) until you are provided health and life insurance benefits by another employer, the Company will provide health and life insurance benefits for you and your eligible family members at least equal to those which would have been provided if your employment had not been terminated or, if more favorable to you, as in effect generally at any time thereafter, on the same cost sharing basis in effect immediately prior to the Date of Termination or, if such cost sharing was more favorable to you, on the date immediately prior to the Change in Control. In the event you are ineligible under the terms of such benefit plans or programs to continue to be so covered, the Company shall provide you with substantially equivalent coverage through other sources or will provide you with a lump sum payment in such amount that, after all taxes on that amount, shall be equal to the cost to you
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___________________
_________ ____,1998
Page 5

     of providing yourself such benefit coverage. At the termination of the benefits coverage under the second preceding sentence, you, your spouse and dependents shall be entitled to continuation coverage pursuant to section 4980B of the Internal Revenue Code of 1986, as amended (the "Code"),
                                                                  ----
     sections 601-608 of the Employee Retirement Income Security Act of 1974, as amended, and under any other applicable law, to the extent required by such laws, as if you had terminated employment with the Company on the date such benefits coverage terminates. The lump sum shall be determined on a present value basis using the Applicable Federal Rate on the Date of Termination;

               (e) Notwithstanding any provisions of the Company's stock option plans, incentive plans, or other similar plans, the restricted period with respect to any restricted stock granted to you thereunder shall lapse and such shares shall be distributed to you at the time specified in Section 4(ii);

               (f) Notwithstanding any provisions of the Company's stock option plans, incentive plans, or other similar plans, all outstanding options ("Options"), if any, granted to you under any of the Company's stock option
       -------
     plans, incentive plans or other similar plans, if unvested, shall accelerate and become vested upon the occurrence of a Change in Control;

               (g) If you are not fully vested in you 401(k) account on the Date of Termination, the Company shall, at its sole election, either fully vest you in such account effective the Date of Termination or promptly pay to you an amount equal to the unvested portion of such account.; and

               (h) The Company will either transfer to you ownership and title to your company car or, if you receive a car allowance in lieu of a company car, pay to you monthly an amount equal to the month lease payments on such car through the remaining term of the lease as in effect immediately prior to the Change in Control;

               (i) If you reasonably determine that it is necessary to initiate any legal action, including any arbitration proceeding, to obtain any payments, benefits or rights provided by this Agreement, the Company will reimburse you for reasonable attorneys' fees, arbitrator's fees, costs and other related expenses incurred by you up to $50,000 if you prevail in said action;

               (j) For six years following the Date of Termination (without reference to whether the term of this Agreement continues in effect) the Company will provide you with directors' and officer's liability insurance insuring you against insurable events which occur during the term of this Agreement, such insurance to have policy limits aggregating not less than the amount in effect immediately prior to the Change in Control, and otherwise to be in
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Page 6

     substantially the same form and to contain substantially the same terms, conditions and exceptions as the liability issuance policies provided for officers and directors of the Company in force from time to time, provided that such terms, conditions and exceptions shall not be, in the aggregate, materially less favorable to you than those in effect on the date hereof;

               (k) The Company will, on the Date of Termination, pay you a lump sum equal to 10% of your base salary for your use in obtaining executive outplacement counseling and services or in any other manner you select to ease your transition out of the Company, and the Company will make a laptop computer available to you for up to twelve (12) months so long as you have not obtained other employment;

               (l) Notwithstanding anything to the contrary contained herein, if it shall be determined that any payment, distribution or benefit received or to be received by you from the Company ("Payments") under this Agreement
                                                 --------
     would be subject to the excise tax imposed by Section 4999 of the Code, or any successor or counterpart section thereto (the "Excise Tax"), then you
                                                        ----------
     shall be entitled to receive an additional payment (the "Excise Tax Gross-
                                                              ----------------
     Up Payment") in an amount such that the net amount retained by you, after
     ----------
     the calculation and deduction of any Excise Tax on the Payments and any federal, state and local income taxes, employment taxes and excise tax on the Excise Tax Gross-Up Payment provided for in this Section 4(k), shall be equal to the Payments. For the avoidance of doubt, in determining the amount of the Excise Tax Gross-Up Payment attributable to federal income taxes the Company shall take into account the maximum reduction in federal income taxes that could be obtained by the deduction of the portion of the Excise Tax Gross-Up Payment attributable to state and local income taxes. Finally, the Excise Tax Gross-Up Payment shall be net of any income or excise tax withholding payments made by the Company or any affiliate to any federal, state or local taxing authority with respect to the Excise Tax Gross-Up Payment that was not deducted from compensation payable to Executive.

               All determinations required to be made under this Section 4(k), including whether and when an Excise Tax Gross-Up Payment is required and the amount of such Excise Tax Gross-Up Payment and the assumptions to be utilized in arriving at such determination, except as specified above in this Section 4(k) above, shall be made by accounting firm which was the Company's independent auditor immediately prior to the Change in Control (the "Accounting Firm"), which shall provide detailed supporting
           ---------------
     calculations both to you and the Company within 15 business days after the Company becomes obligated to make any Payments to you. The determination of tax liability made by the Accounting Firm shall be subject to review by your tax advisor and, if your tax advisor does not agree with the determination reached by the Accounting Firm, then the Accounting
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Page 7

     Firm and your tax advisor shall jointly designate a nationally recognized public accounting firm, which shall make the final determination. The reasonable fees and expenses up to a total of $50,000 of the accountants and tax advisors retained by either you or the Company shall be borne by the Company if you prevail. Any Excise Tax Gross-Up Payment, as determined pursuant to this Section 4(k) shall be paid by the Company to you within five days after the receipt of the determination. Any determination by a jointly designated public accounting firm shall be binding upon you and the Company.

                 As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination hereunder, it is possible that Excise Tax Gross-Up Payments will not have been made by the Company that should have been made consistent with the purpose of this
     Section 4(k) ("Underpayment"). In the event that you are required to make a
                    ------------
     payment of any Excise Tax, any such Underpayment calculated in accordance with and in the same manner as the Excise Tax Gross-Up Payment in Section 4(k) above shall be promptly paid by the Company to or for your benefit. In the event that the Excise Tax Gross-Up Payment exceeds the amount subsequently determined to be due, such excess shall constitute a loan from the Company to you payable on the fifth day after demand by the Company (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code).

          (ii) You shall not be required to mitigate the amount of any payment provided for in this Section 4 by seeking other employment or otherwise nor, except as provided in Section 4(i) (d), shall the amount of any payment or benefit provided for in this Section 4 be reduced by any compensation earned by you as the result of employment by another employer or self-employment, by retirement benefits, by offset against any amount claimed to be owed by you to the Company, or otherwise.

          (iii) You agree to cooperate with the Company in all reasonable respects and be available for deposition and testimony concerning any matter in this Section 4(l), subject to the Company's prompt reimbursement of your out of pocket expenses in connection therewith.

5.   Successors; Binding Agreement.
     -----------------------------

          (i) Any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company shall expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle you to terminate your employment and receive compensation from the Company in the same amount and on the same terms to which you would be entitled hereunder if you terminate your employment for Good Reason following a Change in
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Page 8

Control, except that for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination. Where the context requires, "Company" shall mean the Company as
                                          -------
defined in this Agreement and any successor to its business and/or assets as aforesaid.

          (ii) This Agreement shall inure to the benefit of and be enforceable by you and your personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If you should die while any amount would still be payable to you hereunder had you continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to your devisee, legatee or other designee or, if there is no such designee, to your estate.

6.   Notice.  For the purpose of this Agreement, notices and all other
     ------
communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth on the first page of this Agreement, provided that all notices to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.

7.    Miscellaneous.  No provision of this Agreement may be modified, waived or
      -------------
discharged unless such waiver, modification or discharge is agreed to in writing and signed by you and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Arizona regard to its conflicts of law principles. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Except as provided in Section 4(i)(m) hereunder, any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under Section 4 shall survive the expiration of the term of this Agreement. The section headings contained in this Agreement are for convenience only, and shall not affect the interpretation of this Agreement.
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Page 9

8.   Severability.  The invalidity or unenforceability of any provision of this
     ------------
Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

9.   Counterparts. This Agreement may be executed in several counterparts, each
     ------------
of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

10.  Arbitration; Dispute Resolution.
     -------------------------------

          (i)   Arbitration Procedure. Any disagreement, dispute, controversy or
                ---------------------
claim arising out of or relating to this Agreement or the interpretation of this Agreement or any arrangements relating to this Agreement or contemplated in this Agreement or the breach, termination or invalidity thereof shall be settled by final and binding arbitration in accordance with the Commercial Arbitration Rules (the "Arbitration Rules") of the American Arbitration Association (the
            -----------------
"AAA") (except as otherwise provided in this Agreement) in Scottsdale, Arizona.
 ---
The arbitral tribunal shall consist of one arbitrator. In making any decision, the arbitrator shall apply and follow the substantive law of Arizona without reference to the conflicts of law provisions thereof. The parties to the arbitration jointly shall directly appoint such arbitrator within thirty (30) days of initiation of arbitration. If the parties shall fail to appoint such arbitrator as provided above, such arbitrator shall be appointed by the AAA as provided in the Arbitration Rules. You and the Company agree that the arbitral award may be enforced against the parties to the arbitration proceeding or their assets wherever they may be found and that a judgment upon the arbitral award may be entered in any court having jurisdiction thereof. The Company shall pay all fees and expenses of the Arbitrator regardless of the result and shall provide all witnesses and evidence reasonably required by you to present your case. The Company shall pay to you all reasonable arbitration expenses and legal fees incurred by you as a result of a termination of your employment in seeking to obtain or enforce any right or benefit provided by this Agreement if you are successful in obtaining or enforcing such right or benefit. Such payments shall be made within five (5) days after your request for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

          (ii)  Compensation During Dispute.  Your compensation during any
                ---------------------------
disagreement, dispute, controversy or claim arising out of or relating to this Agreement or the interpretation of this Agreement shall be as follows:

                (a) If a purported termination by you for Good Reason occurs or is deemed to occur following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 10(i) of this Agreement, the Company shall continue to pay you the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue you as a

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Page 10

     participant in all compensation, benefit and insurance plans in which you were participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 10(i). Amounts paid under this Section 10(ii)(a) are in addition to all other amounts due under this Agreement and shall not be offset against or reduce any other amounts due under this Agreement. If the dispute is resolved by a determination that you did not have Good Reason, this Agreement, in accordance with its terms, shall continue to apply to the circumstances of your employment by the Company and any termination thereof.

               (b) If there is a termination of your employment by the Company followed by a dispute as to whether you are entitled to the payments and other benefits provided under this Agreement, then, during the period of that dispute the Company shall pay you fifty percent (50%) of the amount specified in Section 4(i)(b) hereof, and the Company shall provide you with the other benefits provided in Section 4(i)(d) of this Agreement, if, but only if, you agree in writing that if the dispute is resolved against you, you shall promptly refund to the Company all payments you receive under Sections 4(i)(a) and 4(i)(d) of this Agreement plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly. If the dispute is resolved in your favor, promptly after resolution of the dispute the Company shall pay you the sum that was withheld during the period of the dispute plus interest at the rate provided in Section 1274(d) of the Code, compounded quarterly.

11.  Covenant Not to Compete.  You agree that during the term of this Agreement
     -----------------------
and for twelve (12) months following any termination of employment which gives rise to your right to receive payments pursuant to Section 4 of this Agreement (the "Covenant Term"), you will not:

          (a) Either directly or indirectly, or solely or jointly with other persons or entities, or as director, officer, employee or consultant, or as a shareholder engage in any businesses which competes with RSC ("Competing Business"). Without limiting the generality of the foregoing, for purposes of this Section 24, it is understood that Competing Businesses shall include any business which rents or sells construction or industrial equipment or engages in the sale of maintenance, repair or operating supplies, unless such activities are incidental and de minimis portions of a business which is not otherwise a
                   -- -------
Competing Business;

          (b) Lend any credit or money for the purposes of establishing or operating any Competing Business, or otherwise give aid or advice to any third person, firm, association or corporation engaging in any Competing Business; or
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Page 11

          (c) Lend or allow executive skill, knowledge or experience to be so used by any Competing Business; or solicit, divert or take away or attempt to solicit, divert or take away any of the customers, business, employees or patrons of RSC.

          (d) Notwithstanding the foregoing, Executive may make passive investments in up to two percent (2%) of the outstanding publicly traded common stock of an entity which operates a Competing Business.

          (e) If a court of competent jurisdiction determines that this covenant not to compete exceeds the time or geographic or other limitations permitted by applicable law, then such provisions shall be deemed reformed to the maximum time or geographic or other limitations permitted by applicable law, as determined by such court. Without limiting the generality of the foregoing, the covenants contained herein shall be construed as separate covenants covering their respective subject matters with respect to each separate state of the United States in which the Company transacts business.

12.  Entire Agreement.  Except as set forth below, this Agreement sets forth the
     ----------------
entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto; and any prior agreement of the parties hereto in respect of the subject matter contained herein, including, without limitation, any prior severance agreements, is hereby terminated and canceled. Except as set forth below, any of your rights hereunder shall be in addition to any rights you may otherwise have under benefit plans or agreements of the Company to which you are a party or in which you are a participant, including, but not limited to, any Company sponsored employee benefit plans and stock options plans, and provisions of this Agreement shall not in any way abrogate your rights under such other plans and agreements. If you have or hereafter enter into an employment agreement or other agreement with the Company related to severance and other benefits on termination of employment, and if both such agreement and this Agreement would be applicable to a termination, then this Agreement shall govern and shall replace and supersede any provisions relating to severance and other benefits upon termination of employment and to noncompetition/non-solicitation contained in your employment agreement or any other agreement between you and the Company which would have otherwise applied in the absence of this Agreement. However, any other employment or other agreement which may provide severance or benefits in connection with terminations not covered by this Agreement (such as a termination not preceded by a Change in Control), will remain in full force and effect notwithstanding your entering into this Agreement.

                            (signature page follows)

          If this letter sets forth our agreement on the subject matter hereof, kindly sign and return to the Company the enclosed copy of this letter, which shall then constitute our agreement on this subject.

                                          Sincerely,

                                          RENTAL SERVICE CORPORATION


                                          By________________________
                                          Name:
                                          Title:



Agreed to as of ____________, 1998.



________________________
Name: